SECURITIES AND EXCHANGE COMMISSION


                      Washington, DC  20549

                   __________________________


                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report: (Date of earliest event reported) May 5, 1997



                      CORNING INCORPORATED
     (Exact name of registrant as specified in its charter)

          New York                 1-3247         16-0393470
_________________________________________________________________
(State or other jurisdiction   (Commission       (I.R.S. Employer
     of incorporation)         File Number)   Identification No.)



One Riverfront Plaza, Corning, New York              14831
_________________________________________________________________
(Address of principal                              (Zip Code)
  executive offices)


                         (607) 974-9000
_________________________________________________________________
       (Registrant's telephone number, including area code)


                               N/A
_________________________________________________________________
(Former name or former address, if changed since last report)

Item 5.   Other Events.

On May 5, 1997 Corning Incorporated announced that it is exploring the divestiture of its worldwide consumer housewares business and that its intention is to complete a transaction by the end of 1997. Attached for filing as an exhibit hereto is the press release of Corning Incorporated dated May 5, 1997 with respect to such announcement.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

Exhibits:

The Registrant's Press Release of May 5, 1997.


                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        CORNING INCORPORATED
                                        Registrant



Date: May 5, 1997                By    /s/ M. Ann Gosnell
                                       M. Ann Gosnell
                                       Assistant Secretary

                                       EXHIBIT

FOR IMMEDIATE RELEASE Contact:
MAY 5, 1997                   Kathryn C. Littleton
                              (607) 974-8206
                              Todd Fogarty
                              (212) 593-2655


           Corning Incorporated To Explore Divestiture of Consumer Housewares Business


     Corning, NY, May 5 -- Corning Incorporated (NYSE:GLW) said today that it is exploring the divestiture of its worldwide consumer housewares business. The business generated revenues in 1996 of approximately $630 million. Corning's total revenues in 1996 were $3.7 billion.

     Corning said its intention is to complete a transaction by the end of 1997. The company has retained Goldman, Sachs & Co. to assist it with the divestiture process. Corning said it intends to use the proceeds from a completed transaction to invest for future growth in its communications, environmental and advanced materials businesses, and to improve its balance sheet.

     Corning Chairman and Chief Executive Officer Roger G. Ackerman said, "Corning is at an important juncture in its history. Last year, we successfully completed the spin-off of our healthcare services businesses, and, when this transaction is completed, we will be fully focused on pursuing growth opportunities in our core communications, environmental and advanced materials businesses. These are the areas where we are best able to apply our materials and process technology capabilities and create value for customers and shareholders.

     "This decision is the latest step in the deliberate implementation of our strategy to concentrate on high-growth, technology-driven businesses," said Mr. Ackerman. "Corning has reinvented itself in such a manner numerous times in the past and, in doing so, has exited businesses, while creating new businesses that secure our future, such as fiber optics, optical cable, photonic technologies and liquid-crystal-display glass.

     "The financial performance of our consumer products business has improved substantially," added Mr. Ackerman. "However, as we assessed the business relative to our strategic direction, it was apparent that this business was not a clear fit with our areas of concentration.

     "Corning will consider the ongoing well-being of the business, as well as interests of employees and the communities, as major factors in our evaluation of any proposal," concluded
Mr. Ackerman.

     The company said that, during the divestiture process, the consumer housewares business operations will continue as usual. All aspects of customer service will remain in place and current employees will continue to manage and operate the business.

     Corning entered the consumer housewares business in 1915 with its invention of Pyrex bakeware and, today, the business is renowned for its leading brand-name products -- Corelle, Corning Ware, Pyrex, Revere Ware and Visions. The worldwide business today employs approximately 3,500 people at some 20 manufacturing, distribution and administrative facilities in Asia, Australia, Canada, Latin America and the United States.

     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest growing segments of the world's economy. Corning manufactures optical fiber, optical cable, and photonic components, high-performance glass and components for televisions, and other electronic displays for communications and communications-related industries; advanced materials for the scientific and environmental markets and consumer products. Corning's total revenues in 1996 were $3.7 billion.

                              -30-

Investor Relations Contacts:
     Richard B. Klein, (607) 974-8313
     Katherine M. Dietz, (607) 974-8217

Editors' Note: The following trademarks of Corning Incorporated appear in this press release:  Corelle, Corning
               Ware, Pyrex, Revere Ware, Steuben, Visions.